Exhibit 99.1

Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Sharon Merrill Associates, Inc.
Nicholas Manganaro
hyln@investorrelations.com
(617) 542-5300

HYLIION HOLDINGS REPORTS THIRD-QUARTER 2022 FINANCIAL RESULTS

AUSTIN, Texas – November 8, 2022 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today reported its third-quarter 2022 financial results.

Key Business Highlights

•Closed acquisition of the KARNO™ generator from GE Additive, a revolutionary hydrogen and fuel-agnostic technology
•Announcing Founders Program for first 200 Hypertruck ERXTM units and releasing details around Hypertruck ERX go-to-market strategy, launch facility and expected vehicle pricing
•Reached new milestone in Hypertruck ERX development with deployment of test vehicles in controlled fleet trials with GreenPath Logistics, Wegmans and Detmar Logistics to date
•Confirmed Hypertruck ERX system will qualify for tax credit of 30%, up to $40,000, under new Inflation Reduction Act
•Generated $0.5 million in revenue from Hybrid and full truck sales with approximately $1.3 million in backlog of Hybrid systems
•Appointed Jon Panzer as Chief Financial Officer
•Closed quarter with over $455 million of cash and marketable investments, which is sufficient to commercialize the Hypertruck ERX system and fund other development activities
•Updating full-year 2022 guidance to include revenue of approximately $2.0 million and operating expenses of approximately $130 million

Executive Commentary

“We reached multiple milestones in the third quarter, including the start of controlled fleet trials for the Hypertruck ERX and our acquisition from GE Additive of the KARNO generator technology, a revolutionary hydrogen and fuel-agnostic generator that will be central to our long-term product roadmap,” said Thomas Healy, Hyliion’s founder and chief executive officer. “Additionally, trucks with the Hypertruck ERX system are now fully eligible under the Inflation Reduction Act, which became law in August, for a 30% tax credit of up to $40,000. Incentives like this can reduce up-front costs for customers and enable an easier transition to electrification technology.”

Exhibit 99.1
“We now have filled our Founders Program and have committed orders for our first 200 production slots. Additionally, we have nearly 2,000 reservations in backlog. As we move towards commercialization, we anticipate starting production in late 2023 and plan to have all 200 of these first trucks delivered to fleets by the end of the first quarter of 2024.”

Hypertruck ERX Development

In the third quarter, the Company continued the design-verification phase of its Hypertruck ERX system development with the deployment of test vehicles in controlled fleet trials, of which three have already commenced. Fleet trials include customers driving hundreds of miles per day under real-world conditions on their normal routes. Hyliion service technicians and engineers provided support to collect data and driver feedback.

Also in the third quarter, the Company successfully completed summer testing of the Hypertruck ERX system. Four design-verification vehicles conducted a number of tests at different weight loads at Davis Dam in Arizona. Testing featured some of the most challenging road conditions in the United States, including a 6% grade that stretches approximately 11 miles.

Overall, Hyliion remains on schedule to start winter testing by the end of this year. This marks the fourth consecutive quarter that the Company has met the commercialization goals initially laid out on its third-quarter 2021 earnings call.

Hypertruck ERX Go-To-Market Strategy

Initially, powertrains will be installed at the Company’s Austin, Texas facility and at modification centers near OEM factories. As sales volumes increase, Hyliion’s strategy is to be a powertrain company, selling solutions directly to OEMs who will integrate them into their production lines. The Company expects initial pricing, inclusive of the Inflation Reduction Act tax credit, for a truck with a Hypertruck ERX system to be in the high three hundred thousands, which is less expensive than battery and fuel cell electric trucks. As such, buyers are expected to realize a total cost of ownership benefit over other electrified solutions and one that is comparable to a diesel truck when considering the truck purchase price and the cost of fuel.

The Company is outlining plans for its Founders Program, which will be the deployment of the first 200 production builds starting in late 2023. The Founders Program will include a special white-glove service and maintenance program centered out of a Hyliion launch facility in Dallas. In addition to providing support services, the launch facility is expected to offer onsite renewable natural gas fueling capability. The Company is also working on a nationwide service plan with partners who will be authorized to work on the Hypertruck ERX powertrain.

Hyliion is confident that the completion of planned testing and validation work, along with expanded fleet trials, and the availability of truck pricing, will drive more orders for delivery in 2024 and beyond.

Exhibit 99.1
Hybrid Update

In the third quarter, Hyliion continued to install and deliver its Hybrid powertrain product, including hybrid systems and complete vehicle deliveries. Due to persistent shortages and extended lead times for commercial trucks, the Company continues to experience delays in customer truck availability, which has affected installation and delivery timing. The Company currently has a backlog for the Hybrid system of approximately $1.3 million and will continue to upfit customer trucks with Hybrid products.

KARNO Acquisition

In the third quarter, Hyliion closed on its acquisition of the KARNO generator and its associated IP from GE Additive, part of General Electric (NYSE: GE) and a world leader in metal additive technologies and manufacturing. Under the terms of the deal, GE received $15 million in cash and approximately $16.1 million, or 5.5 million shares, in Hyliion stock.

In the years ahead, the KARNO generator will be deployed in Hyliion’s Hypertruck powertrain platform to offer a next-generation, fuel-agnostic, semi-truck solution. Hyliion is integrating the Cincinnati-based engineering team that created the KARNO system into the Company’s operations.

New Chief Financial Officer

In the third quarter, as previously announced, the Company appointed Jon Panzer as its new Chief Financial Officer. Mr. Panzer was previously senior vice president of intermodal operations at Union Pacific Railroad Company. In his 26 years at Union Pacific, his responsibilities included treasury operations, investor relations, banking, capital budgeting, financial reporting, and cost accounting. Additionally, as head of Union Pacific’s information technology organization, Mr. Panzer was responsible for managing application development, technology infrastructure and cybersecurity.

Financial Highlights and Operating Expense Guidance

In the third quarter, the Company recorded $0.5 million in revenue. The Company’s third-quarter operating expenses totaled $62.9 million, driven primarily by R&D expenses including $28.8 million related to the KARNO acquisition. Hyliion ended the quarter with over $455 million of cash and marketable investments, which is sufficient to fund the organization through its current commercialization plans for the Hypertruck ERX system and fund other development activities. This includes cash and cash equivalents of $154.2 million, short-term investments of $232.9 million, and long-term investments of $68.4 million.

For full-year 2022, Hyliion projects revenue of approximately $2 million from Hybrid sales and the sale of full trucks with Hybrid systems and expects its operating expenses to be approximately $130 million.

Third Quarter 2022 Conference Call

Hyliion will host a conference call and accompanying webcast at 11:00 a.m. EST / 10:00 a.m. CST on Wednesday, November 9 to discuss its financials, business results, and outlook. The live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Exhibit 99.1

Conference Call Online Registration: https://conferencingportals.com/event/vjUOPPlo

Webcast: https://investors.hyliion.com/events-and-presentations/default.aspx

Third-quarter 2022 financial results for Hyliion Holdings Corp. will also be filed with the SEC on Form 10-Q.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 semi-trucks by being a leading provider of electrified powertrain solutions. Hyliion offers fleets efficient and practical systems to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that can be installed on most major Class 8 semi-trucks, and leverages advanced software algorithms and data analytics to improve overall efficiencies. Hyliion’s goal is to transform the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; our ability to disrupt the powertrain market; the effects of our dynamic and proprietary solutions on commercial truck customers; the ability to accelerate the commercialization of the Hypertruck ERX; our ability to meet 2022 and future product milestones; the impact of COVID-19 on long-term objectives; the ability of our solutions to reduce carbon intensity and greenhouse gas emissions, the expected performance and integration of the KARNO generator and system, and the other risks and uncertainties described under the heading “Risk Factors” in our other SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 for the year ended December 31, 2021. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such

Exhibit 99.1
forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Product sales and other	$499	$—	$1,011	$—
Total revenues	499	—	1,011	—
Cost of revenues
Product sales and other	2,916	—	7,160	—
Total cost of revenues	2,916	—	7,160	—
Gross loss	(2,417)	—	(6,149)	—
Operating expenses
Research and development	(52,678)	(18,150)	(88,543)	(40,871)
Selling, general and administrative	(10,264)	(8,660)	(32,255)	(26,111)
Total operating expenses	(62,942)	(26,810)	(120,798)	(66,982)
Loss from operations	(65,359)	(26,810)	(126,947)	(66,982)
Interest income	1,926	195	3,066	561
Gain (Loss) on disposal of assets	46	—	(89)	—
Net loss	$(63,387)	$(26,615)	$(123,970)	$(66,421)

Net loss per share, basic and diluted	$(0.36)	$(0.15)	$(0.71)	$(0.39)

Weighted-average shares outstanding, basic and diluted	174,345,022	172,987,672	173,945,156	171,842,664

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$154,161	$258,445
Accounts receivable	894	70
Inventory	140	114
Prepaid expenses and other current assets	5,876	9,068
Short-term investments	232,917	118,787
Total current assets	393,988	386,484

Property and equipment, net	5,772	2,235
Operating lease right-of-use assets	6,792	7,734
Intangible assets, net	195	235
Other assets	1,730	1,535
Long-term investments	68,422	180,217
Total assets	$476,899	$578,440

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,279	$7,455
Current portion of operating lease liabilities	325	21
Accrued expenses and other current liabilities	14,168	7,759
Total current liabilities	16,772	15,235

Operating lease liabilities, net of current portion	7,399	8,623
Other liabilities	1,492	667
Total liabilities	25,663	24,525

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 179,645,873 and 173,468,979 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	18	17
Additional paid-in capital	396,085	374,795
Retained earnings	55,133	179,103
Total stockholders’ equity	451,236	553,915
Total liabilities and stockholders’ equity	$476,899	$578,440

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(123,970)	$(66,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	823	657
Amortization and accretion of investments	1,300	1,318
Noncash lease expense	922	720
Inventory write-down	5,634	—
Loss on disposal of assets	89	—
Share-based compensation	5,268	3,972
Acquired in-process research and development	28,752	—
Changes in operating assets and liabilities:
Accounts receivable	(824)	(267)
Inventory	(5,660)	—
Prepaid expenses and other assets	3,097	3,646
Accounts payable	(5,201)	5,617
Accrued expenses and other liabilities	7,228	1,309
Operating lease liabilities	(900)	(373)
Net cash used in operating activities	(83,442)	(49,822)

Cash flows from investing activities
Purchase of property and equipment and other	(2,621)	(2,213)
Proceeds from sale of property and equipment	33	—
Purchase of in-process research and development	(14,428)	—
Payments for security deposit, net	—	(29)
Purchase of investments	(160,116)	(268,714)
Proceeds from sale and maturity of investments	156,382	205,355
Net cash used in investing activities	(20,750)	(65,601)

Cash flows from financing activities
Proceeds from exercise of stock warrants, net of issuance costs	—	16,257
Payments for Paycheck Protection Program loan	—	(908)
Proceeds from exercise of common stock options	65	553
Taxes paid related to net share settlement of equity awards	(157)	—
Net cash (used in) provided by financing activities	(92)	15,902

Net decrease in cash and cash equivalents and restricted cash	(104,284)	(99,521)
Cash and cash equivalents and restricted cash, beginning of period	259,110	389,705
Cash and cash equivalents and restricted cash, end of period	$154,826	$290,184

Supplemental disclosure of noncash investing and financing activities:
Common stock issued for purchase of assets	$16,115	$—
Acquisitions of property and equipment included in accounts payable and other	$66	$20